SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        June 17, 2002


                          Trenwick America Corporation
             (Exact Name of Registrant as Specified in its Charter)


Delaware                               0-31967                   06-1087672
State or Other Jurisdiction          (Commission               (IRS Employer
of Incorporation)                    File Number)            Identification No.)


One Canterbury Green
Stamford, Connecticut                                              06901
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code      (203)353-5500


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. - Other Events

      Trenwick Group Ltd. ("Trenwick"), through its wholly owned subsidiary, Trenwick America Corporation, repaid on June 17, 2002 the $195 million principal amount of the outstanding term loans under the Amended and Restated Credit Agreement, dated as of September 27, 2000 and amended from time to time, among Trenwick America Corporation, Trenwick Holdings Limited, various lending institutions party thereto, First Union National Bank, as Syndication Agent, Fleet National Bank, as Documentation Agent and JP Morgan Chase Bank, as Administrative Agent (the "Credit Facility"). Trenwick funded the repayment of the outstanding borrowings under the Credit Facility through intercompany loans and capital contributions originating from its indirect subsidiary, LaSalle Re Limited, which is a direct subsidiary of LaSalle Re Holdings Limited. The Credit Facility remains in place with respect to Trenwick's $230 million letter of credit facility, which is used to support Trenwick's underwriting operations at Lloyd's.

      On June 17, 2002, Trenwick issued a press release announcing the repayment. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)   Exhibits

99.1  Press release of Trenwick Group Ltd. issued June 17, 2002.

                                    SIGNATURE

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRENWICK AMERICA CORPORATION


                                            By: /s/ Stephen H. Binet
                                               ---------------------------------
                                               Stephen H. Binet
                                               President and
                                               Chief Executive Officer


Dated: June 27, 2002


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                                  EXHIBIT INDEX


Exhibit         Description of Exhibit

99.1    Press release of Trenwick Group Ltd. issued June 17, 2002.